As filed with the Securities and Exchange Commission on December 7, 2006
Registration No. __________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Offline Consulting, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	7380	20-4838580
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

1166 East 14th Street
Brooklyn,NY11230
(347) 267-5310
(Address and telephone number of Registrant's principal executive offices)

Harvard Business Services
16192 Coastal Highway
Lewes, Delaware 19958
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

David Lubin & Associates, PLLC 26 East Hawthorne Avenue Valley Stream, NY 11580 Telephone: (516) 887-8200 Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 per share(1)	419,980	$0.10(2)	$41,998	$4.49
Total	419,980	$0.10(2)	$41,998	$4.49

(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)
There is no current market for the securities. Although the registrant's common stock has a par value of $0.0001, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock, in good faith and for purposes of the registration fee, based on $0.10 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

iii

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2006

Offline Consulting, Inc.

419,980 Shares of Common Stock, par value $0.0001

This prospectus relates to the resale of 419,980 shares of common stock, par value $0.0001, of Offline Consulting, Inc. which are issued and outstanding and held by persons who are stockholders of Offline Consulting, Inc.

The selling security holders will be offering our shares of common stock at a price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

Investing in our securities involves significant risks. See "Risk Factors" beginning on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ___________ __, 2006

iv

PROSPECTUS SUMMARY

As used in this prospectus, references to “Offline Consulting”, the "Company," "we," “our” or "us" refer to Offline Consulting, Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Corporate Background

Offline Consulting, Inc. was incorporated under the laws of the State of Delaware on April 11, 2006. We have not generated any revenue to date and are a development stage company. We currently have no employees other than our CEO who is also our only board member. We intend to provide business consulting services to businesses having annual revenues ranging from $50,000 to $250,000.

To further this objective, on May 30, 2006, we entered into a Business Strategic Agreement with SuccesfulHosting.com. Pursuant to such agreement, SuccessfulHosting.com has agreed that it will refer exclusively to us potential customers interested in receiving business consulting services and will maintain on its website an advertising link to our website. Through such advertising link, companies who hire Succesfulhosting.com for hosting services for their websites will be offered our consulting services to help build their businesses. In consideration therefor, we will pay to SuccessfulHosting.com a referral fee equal to fifty percent of the revenues generated by such referrals.

Our offices are currently located at 1166 East 14th Street Brooklyn, NY 11230. Our telephone number is (347)267-5310. Our website address is http://offlineconsultingny.com.

The Offering

Securities offered:	419,980 shares of common stock

Offering price :	$0.10 per share until a market develops and thereafter at market prices or prices negotiated in private transactions

Shares outstanding prior to offering:	6,339,980

Shares outstanding after offering:	6,339,980

Market for the common shares:
There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

Summary Financial Information

Statement of Income Data:

For The Period April 11, 2006 (Inception) To September 30, 2006
Revenues	$0.00
Net Loss	$(39,573.00)
Net Loss per Common Share - Basic and Diluted	$(0.01)
Weighted Average Common Shares Outstanding -
Basic and Diluted	6,339,980

Balance Sheet Data:

September 30, 2006
Working Capital Deficiency	$(25,682)
Total Assets	$32,877
Stockholders' Deficiency	$(4,971)

Capitalization:

September 30, 2006
Note Payable -	—
Stockholders' Deficiency:
Preferred Stock, $.001 par value; 10,000,000 shares authorized,none issued and outstanding	—
Common Stock, $.001 par value; 700,000,000 shares authorized,6,339,980 shares issued and outstanding	634
Additional Paid-In Capital	33,964
Deficit Accumulated During the Development Stage	(39,569)
Total Stockholders' Deficiency	(4,971)
Total Capitalization (Deficiency)	(30,762)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

1. We are a development stage company and may never be able to effectuate our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We were established on April 11, 2006 and have no operating history. We are in the development stage and are subject to all of the risks inherent in the establishment of a new business enterprise. We have had no revenue and no clients to date. Our operations to date have been focused on organizational, start-up, and fund raising activities and entering into a marketing arrangement with SuccessfulHosting.com, as further discussed below. As a development stage company, the Company is a highly speculative venture involving significant financial risk. It is uncertain as to when the Company will become profitable, if ever.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. We may not be able to successfully effectuate our business. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business.

2. We expect losses in the future because we have no revenue.

We are expecting losses over the next twelve months because we do not yet have any revenues to offset the expenses associated with the development and the marketing of our of our consulting services. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3. If our business strategy is not successful , we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

As discussed in the Notes to Financial Statements included in this registration statement, as of September 30, 2006, we have not recognized revenue to date and have accumulated operating losses of approximately $39,569 since inception. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period April 11, 2006 (inception) to September 30, 2006. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

4. We depend on a marketing alliance with SuccessfulHosting.com which, if it should be unsuccessful, could result in the failure to obtain customers and the subsequent failure of our business.

Our marketing efforts depend on the success of our marketing arrangement with SuccessfulHosting.com, a Delaware corporation, pursuant to a Business Strategic Agreement we entered into with such company on May 30, 2006. Such agreement provides that SuccessfulHosting.com will refer exclusively to us potential customers interested in receiving business consulting services and will maintain on its website an advertising link to our website. Through such advertising link, companies who hire Succesfulhosting.com for hosting services for their websites will be offered our consulting services to help build their businesses. In consideration therefor, we will pay to SuccessfulHosting.com a referral fee equal to fifty percent of the revenues generated by such referrals. The agreement is for a three year term. We depend on such arrangement with SuccesfulHosting.com as the principal source of our customers; if such arrangement is not successful, we may not be able to find enough customers to generate sufficient revenues, which could result in the failure of our business and the loss of your entire investment.

5. We are heavily dependent on contracted third parties and upon Marcello Trebitsch, our sole officer and director. The loss of Mr. Trebitsch, or the inability to contract qualified third parties, whose knowledge, leadership and technical expertise upon which we rely, would harm our ability to execute our business plan.

We are dependent on the continued contributions of Marcello Trebitsch, whose knowledge and leadership would be difficult to replace. Our success is also heavily dependent on our ability to retain and attract experienced consultants. Once clients are secured, we intend to hire qualified consultants to work for us on specific projects on an “as needed” basis. We do not currently have any consulting agreements in place with consultants under which we can ensure that we will have sufficient expertise to perform services for our clients. We do not maintain any key person insurance on Mr. Trebitsch. If we were to lose his services, our ability to execute our business plan would be harmed and we may be forced to cease operations until such time as we could hire a suitable replacement for Mr. Trebitsch.

6. If we are unable to obtain additional funding, our business operations will be harmed. Even if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

We will require additional funds to operate our consulting business, develop a marketing program and address all necessary infrastructure and technological concerns, as described below in the section entitled “Description of Business.” We anticipate that we will require up to approximately $250,000 to fund our continued operations for the next twelve months. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the company to become dormant. We currently do not have any arrangements or agreements to raise additional capital. Any additional equity financing may involve substantial dilution to our then existing shareholders.

7. We may not be able to raise sufficient capital or generate adequate revenue to meet our obligations and fund our operating expenses.

We have not had any revenues since our inception. Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in our having to curtail or cease operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. Our independent auditors currently included an explanatory paragraph in their report on our financial statements regarding concerns about our ability to continue as a going concern. Accordingly, our failure to generate sufficient revenues or to generate adequate capital could result in the failure of our business and the loss of your entire investment.

8. We may not be able to compete with current and potential business consulting companies, some of whom have greater resources and experience than we do.

The business consulting market is intensely competitive, highly fragmented and subject to rapid change. We do not have the resources to compete with our existing competitors or with any new competitors. We compete with many business consulting companies which have significantly greater personnel, financial, managerial, and technical resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business as we may never be able to develop clients for our services.

9. Our sole officer and director owns a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Approximately 94.6% of our outstanding common stock is owned by Allese Capital LLC, whose sole members and managers are Marcello Trebitsch, our Chief Executive Officer, Chief Financial Officer, Secretary, and Director, and his wife, Michelle Trebitsch. As a result, Mr. Trebitsch has the ability to control substantially all matters submitted to our stockholders for approval including:

●	election of our board of directors;

●	removal of any of our directors;

●	amendment of our Certificate of Incorporation or bylaws; and

●	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and positions, our director and executive officer is able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.

10.  Our directors and officers own a significant percentage of our issued and outstanding shares of common stock, and any future sales of their shares may result in a decrease in the price of our common stock and the value of your investment.

As discussed above in Risk Factor no. 9, our sole director and officer, through Allese Capital, LLC, has control over 94.6% of the issued and outstanding shares of our common stock. The future prospect of sales of significant amounts of shares held by Allese Capital, LLC could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

11. Because we do not have an audit or compensation committee, shareholders will have to rely on our sole director, who is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our sole director. Thus, there is a potential conflict of interest in that our sole director and officer has the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

12. We may face damage to our professional reputation or legal liability if our future clients are not satisfied with our services. In either case, it is unlikely that we will be able to obtain future engagements. If we are unable to obtain engagements, investors are likely to lose their entire investment.

As a consulting service firm, we depend and will continue to depend to a large extent on referrals and new engagements from our clients as we will attempt to establish a reputation for high-caliber professional services and integrity to attract and retain clients. As a result, if a client is not satisfied with our services or products, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Moreover, if we fail to meet our obligations, we could be subject to legal liability or loss of client relationships. Our engagements will typically include provisions to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be enforceable in all cases. Accordingly, no assurances can be given that we will retain clients in the foreseeable future.

13. Our future engagements with clients may not be profitable. If we are unable to generate positive cash flow from our engagements, we will be unable to satisfy our obligations on a timely basis. If that happens, investors are likely to lose their entire investment.

When making proposals for engagements, we estimate the costs and timing for completing the engagements. These estimates reflect our best judgment as to the amount of time that will be required to complete an engagement. Any increased or unexpected costs or unanticipated delays in connection with the performance of these engagements, including delays caused by factors outside our control, could make these engagements less profitable or unprofitable, which would have an adverse effect on our profit margin. In addition, as consultants, a client will typically retain us on an engagement-by-engagement basis, rather than under long-term contracts, and a substantial majority of our contracts and engagements may be terminated by the client with short notice and generally without significant penalty. Furthermore, because large client engagements may involve multiple engagements or stages, there is a risk that a client may choose not to retain us for additional stages of an engagement or that a client will cancel or delay additional planned engagements. These terminations, cancellations or delays could result from factors unrelated to our work product or the progress of the project, but could be related to business or financial conditions of the client or the economy generally. When contracts are terminated, we lose the associated revenues and we may not be able to eliminate associated costs in a timely manner.

14. We may be more adversely affected by a weak economy than companies in other industries because engaging consultants is a highly discretionary decision by clients. If we do not obtain engagements because of an adverse economy, we may be unable to generate sufficient cash flow to meet our obligations on a timely basis.  If that happens, investors are likely to lose their entire investment.

Engaging consultants is a highly discretionary decision by clients. As such, we are impacted more quickly by economic conditions and perceptions of economic trends than many other types of businesses. If the economy is weak, companies may be unwilling or unable to undertake significant amounts of consulting work. If corporate demand for our services is weak, we may be unable to obtain profitable engagements.

Risks Relating To Our Common Shares

15. We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 700,000,000 shares of common stock, of which 6,339,980 shares are issued and outstanding, and 20,000,000 shares of preferred stock, of which no shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

16. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

17. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the NASD Over The Counter Bulletin Board after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over The Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

18. State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

19. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

20. We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 419,980 shares of our common stock. Such shares were offered and sold by us to the selling security holders in private placements conducted in August through September, 2006, to the selling security holders pursuant to the exemptions from registration under the Securities Act provided by Regulations D and S of the Securities Act.

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the resale of common shares by the selling security holders.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders will be offering the shares of common stock being covered by this prospectus at a price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The offering price of $0.10 per share is based on the price at which the selling shareholders purchased the shares from us. Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

DESCRIPTION OF BUSINESS

We have not generated any revenue to date and are a development stage company. We are focused on becoming involved in business consulting. The purpose of business consulting is to help businesses improve their prospects for success by enabling them to better target the applications of their scarce resources: time, effort, and money; in other words, accomplishing more with the resources they have.

In general, business consulting is a methodical process for:

•	identifying the essential core description of the endeavor;
•
identifying and documenting underlying assumptions about the elements of operating business environment that directly impact a business operation, but over which the business may have no substantive influence;

•	selecting, prioritizing, and documenting the principal goals that a business or association wants to achieve;
•
selecting, prioritizing, and documenting the strategies that a business expect to use in achieving each goal; and developing detailed integrated action plans that will be used both as a basis to allocate resources to business needs, and also to assess movement your business goals.

Our activities will encompass management, financial, organizational, and developmental processes, with the idea of enabling our small business clients to maximize their growth and profitability.

We have created a four-phase process designed to generate small businesses growth. Under Phase One, we will meet with the management of client and assess the needs and scope of the proposed engagement. Thereafter, we will:

•	review financials and forecasts, and analyze business strategy, plan and goals;
•	appraise organizational needs;
•	evaluate assets, intellectual property and good will;
•	and compile a matrix of company strengths and weaknesses and compare against the client’s competition.

Under Phase Two, we will outline a plan of action with the client's senior management, and reach agreement on milestones and timeframe. Thereafter, we will

•	determine optimum vehicle(s) for growth;
•	assemble team members for execution of plans; and
•	deploy resources in the form of technology, consultants, and partners.

Under Phase Three, we will establish reporting and accountability procedures, and monitor progress weekly with written feedback. Thereafter, we will have bi-weekly meetings with senior management for detailed review and to adjust programs as needed.

Under Phase Four, we will provide measurement analysis for key aspects of the programs, create reporting structures for ongoing monitoring of success/impact, and generate detailed programs report for senior management review.

Our goal is to offer assistance to pre-initial public offering companies seeking to develop a successful viable business entity.

Our website is located at http://offlineconsultingny.com. Our website is initially being used as a corporate presence and for marketing our services. We anticipate that the website will be expanded to provide advice and information to small to medium size businesses in a community based format as well as to offer users free information on current trends and events. We intend to further develop our website to expand our services to provide assistance with business services and to provide information with respect to product development strategies, marketing strategies and risk management. We believe that the website could be further developed to allow users to interact with other small businesses to obtain advice and services from other entrepreneurs.

Principal Markets and Marketing Strategy

We believe that our primary target market will consist of small to medium size businesses, which have annual sales ranging from $50,000 to $2,500,000. We anticipate that we will market and promote our website on the Internet. Our marketing strategy is to promote our services and products and attract users to our website. Our marketing initiatives are intended to include the following:

•	utilizing direct-response print advertisements placed primarily in small business, entrepreneurial, and property management-oriented magazines and special interest magazines;
•	links to industry focused websites;
•	presence at industry tradeshows; and
•	entering into relationships with other website providers to increase
•	access to Internet business consumers.

Key elements of our growth strategy include the following:

•	create awareness of our products and services;
•	develop our website;
•	develop relationships with clients;
•	provide additional services for clients such as incorporation services
•	and trademark research and applications.

Many of the factors affecting our ability to generate internal growth may be beyond our control, and we cannot be certain that our strategies will be successful or that we will be able to generate cash flow sufficient to fund our operations and to support internal growth. Our inability to achieve internal growth could materially and adversely affect our business, financial condition and results of operations.

On May 30, 2006, we entered into a three year Business Strategic Agreement with SuccessfulHosting.com, a Delaware corporation. According to information provided to us by SuccessfulHosting.com, it provides internet hosting services to over 650 commercial customers and over 250,000 individual customers. Our agreement with SuccessfulHosting.com provides that it will refer exclusively to us potential customers interested in receiving business consulting services and will maintain on its website an advertising link to our website. Through such advertising link, companies who hire Succesfulhosting.com for hosting services for their websites will be offered our consulting services to help build their businesses. In consideration therefor, we will pay to SuccessfulHosting.com a referral fee equal to fifty percent of the revenues generated by such referrals.

Once clients are secured, we intend to hire qualified consultants to work for us on specific projects on an “as needed” basis.

We do not have sufficient capital to operate our business and will require additional funding to sustain operations through the next twelve months. There is no assurance that we will have revenue in the future or that we will be able to secure the necessary funding to develop our business.

Our offices are currently located at 1166 East 14th Street, Brooklyn, NY 11230.

Competition

The business consulting services industry is highly fragmented and competitive with limited barriers to entry. We believe that there are numerous firms that compete with us in our market, including small or single-office firms. Among those competitors, we rank near the bottom of the small or single-office firms because our operations are small. We believe that our primary competitors include small or single-office firms.

While we compete with traditional "brick and mortar" providers of business consulting services, we will also compete with other Internet-based companies and businesses that have developed and are in the process of developing websites which will compete with the products developed and offered by us. Many of these competitors have greater financial and other resources, and more experience in research and development, than we have.

We believe that the most important competitive factors in obtaining and retaining our targeted clients are an understanding of a customer's specific job requirements, the ability to provide qualified consultants in a timely manner and the quality and price of services. We expect ongoing vigorous competition and pricing pressure from national, regional and local providers. We cannot guarantee that we will be able to obtain market share or profitability.

Government Regulation

In general, our consulting activities are not subject to licensing or other regulatory requirements. We are subject to federal, state and local laws and regulations applicable to businesses, such as payroll taxes on the state and federal levels. We believe that we are in conformity and will remain in conformity with all applicable laws in all relevant jurisdictions.

Employees

We have no full time employees at this time. All functions including development, strategy, negotiations and clerical are currently being provided by Marcello Trebitsch, our Chief Executive Officer, Chief Financial Officer, Secretary, and Director, at a salary of $5,000 per month. Mr. Trebitsch has agreed to the deferment of his salary until such time that sufficient funds are available.

DESCRIPTION OF PROPERTY

The Company’s office is located at the home residence of Marcello Trebitsch, our Chief Executive Officer, Chief Financial Officer, Secretary, and Director. Mr. Trebitsch provides such office to the Company at no charge.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR
PLAN OF OPERATION

Plan of Operation

We have not had any revenues since our inception, April 11, 2006. Over the next twelve months, we intend to continue our marketing efforts, which will be directed towards small to medium size businesses which have annual sales ranging from $50,000 to $2,500,000.

Our marketing strategy will be to promote our services and products on our website. To such end, we will continue to further develop our website. We will also focus on marketing our website and services to customers of SuccessfulHosting.com pursuant to our Business Strategic Agreement with such company, dated May 30, 2006. Our agreement with SuccessfulHosting.com provides that SuccessfulHosting.com will refer exclusively to us potential customers interested in receiving business consulting services and will maintain on its website an advertising link to our website. Through such advertising link, companies who hire Succesfulhosting.com for hosting services for their websites will be offered our consulting services to help build their businesses. In consideration therefor, we will pay to SuccessfulHosting.com a referral fee equal to fifty percent of the revenues generated by such referrals.

Our other marketing initiatives will include the following: placement of print advertisements in small business, entrepreneurial, and property management-oriented magazines and special interest magazines; placement of advertisements and links to our website in industry focused websites; promoting our services at industry tradeshows; and entering into relationships with other website providers to increase access to Internet business consumers.

Once clients are secured, we intend to hire qualified consultants to work for us on specific projects on an “as needed” basis.

We do not have sufficient resources to effectuate our business. As of December 5, 2006 we had approximately $12,166 in cash. We expect to incur a minimum of $250,000 in expenses during the next twelve months of operations. We estimate that this will be comprised of the following expenses: $125,000 in marketing expenses; and $25,000 towards addressing technological infrastructure concerns. Additionally, $100,000 will be needed for general overhead expenses such as for salaries, corporate legal and accounting fees, office overhead and general working capital.

Accordingly, we will have to raise the funds to pay for these expenses. We may have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party. Our officer and director will fund any expenses which arise until such time as the Company raises sufficient funds. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for a marketing program will have a severe negative impact on our ability to remain a viable company.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below is certain information relating to our current sole director and executive officer, including his name, age, and business experience.

Name and Business Address	Age	Position
Marcello Trebitsch c/o Offline Consulting, Inc. 1166 East 14th Street Brooklyn NY 11230	29	Chief Executive Officer, Chief Financial Officer, and Secretary

Mr. Trebitsch has been our sole director and our Chief Executive Officer, Chief Financial Officer, and Secretary since our inception, April 11, 2006. Since November 1, 2005, he has been working as an investment research analyst with Allese Capital LLC, whose sole members and managers are Mr. Trebitsch and his wife, Michelle Trebitsch. From November 1, 2003, until June 15, 2005, he worked as an investment research analyst with Delta Analytics. From October 1, 2001 until December 30, 2002, he was employed as a salesman with XECU Gifts, an internet retailer of globes.

Mr. Trebitsch is not a director in any other reporting companies. He has not been affiliated with any business that has filed for bankruptcy within the last five years. He is not a party adverse to our Company and neither does he have a material interest adverse to it.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is Morgenstern and Co. CPA.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with any of our executives or directors.

EXECUTIVE COMPENSATION

Since our inception, April 11, 2006, we have not paid any compensation to our sole director and officer, except as follows:

Our sole director and officer, Marcello Trebitsch, is employed as our Chief Executive Officer pursuant to an Employment Agreement, dated July 1, 2006. Pursuant to such agreement, Mr. Trebitsch receives a salary equal to $5,000 per month as compensation for his services rendered to our Company in his capacity as our Chief Executive Officer.

No stock options or stock appreciation rights have been granted to our sole director and officer since our inception, April 11, 2006. We have no long-term incentive plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 5, 2006, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 6,339,980 shares of our common stock issued and outstanding as of December 5, 2006. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o Offline Consulting, Inc., 1166 East 14th Street, Brooklyn, NY 11230.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Allese Capital LLC(1)	Common	6,000,000	94.6%
Marcello Trebitsch	Common	6,002,500(2)	94.7%
Directors and Officers as a Group (1 person)	Common	6,002,500	94.7%

(1) The members and managers of Allese Capital LLC are Marcello Trebitsch, our Chief Executive Officer, Chief Financial Officer, Secretary, and Director, and his wife, Michelle Trebitsch.

(2) Includes 6,000,000 shares owned by Allese Capital LLC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 11, 2006, we issued 6,000,000 shares of our common stock to Allese Capital LLC in consideration for the payment of an aggregate of $600. The members and managers of Allese Capital LLC are Marcello Trebitsch, our Chief Executive Officer, Chief Financial Officer, Secretary, and Director, and his wife, Michelle Trebitsch. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

On July 1, 2006, the Company entered into an Employment Agreement with our sole director and officer, Marcello Trebitsch. Pursuant to such agreement, Mr. Trebitsch agreed to serve as our Chief Executive Officer. As compensation therefor, the Company agreed to pay to Mr. Trebitsch a salary equal to $5,000 per month.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of December 5, 2006, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer. Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities. The shares were offered and sold to the selling security holders in a private placement made between August through September 2006 pursuant to the exemptions from the registration under the Securities Act provided by Regulations D and S of the Securities Act. None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 6,339,980 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

			Number of Shares and Percent of Total Issued and Outstanding Held After the Offering(1)
Name of Selling Security Holder	Common Shares owned by the Selling Security Holder	Number of Shares Offered by SellingSecurity Holder	# of Shares	% of Class
Allese Capital LLC(2)	80,000	80,000	0	0
Lee Moser	5,000	5,000	0	0
Ariel Baumann	9,990	9,990	0	0
Afteb Ahmed	10,000	10,000	0	0
Abraham Bein	10,000	10,000	0	0
Brian Hoffman	30,000	30,000	0	0
Pinchas Trebitsch	10,000	10,000	0	0
Yaffa Baumann	9,990	9,990	0	0
Delta Analytics	10,000	10,000	0	0
Samuel Koenig	10,000	10,000	0	0
Samuel Schwartz	30,000	30,000	0	0
Joshua Skernick	10,000	10,000	0	0
Boruch Shechter	10,000	10,000	0	0
Yosef Baumann	5,000	5,000	0	0
Marcello Trebitsch(3)	2,500	2,500	0	0
Yisrael Erps	5,000	5,000	0	0
David Blau	25,000	25,000	0	0
Reuvain Glassman	10,000	10,000	0	0
Samuel Klepfish	2,500	2,500	0	0
Tamir Gaye	2,500	2,500	0	0
Asher Goldman	2,500	2,500	0	0
Yaelle Zerbib	2,500	2,500	0	0
Joel Halpern	2,500	2,500	0	0
Sarah Gerber	2,500	2,500	0	0
Esther Epstein	2,500	2,500	0	0
Issac Halpern	2,500	2,500	0	0
Israel Bauman	2,500	2,500	0	0
Yiztchock Wolf	2500	2500	0	0
Judah Cohen	10,000	10,000	0	0

			Number of Shares and Percent of Total Issued and Outstanding Held After the Offering(1)
Dovid Shisha	2500	2500	0	0
Motty Wallerstien	2500	2500	0	0
Yehuda Cohen	2500	2500	0	0
Richard Rosenblum	10,000	10,000	0	0
Aryeh Katzman	20,000	20,000	0	0
David Stefanski	10,000	10,000	0	0
Alex Brecher	2,500	2,500	0	0
Simon Glatt	2,500	2,500	0	0
Max Ollech	2,500	2,500	0	0
Robert Kaszovitz	2,500	2,500	0	0
Judith Sharon	2,500	2,500	0	0
Avi Sharon	2,500	2,500	0	0
Cong. Beth Aaron of Flatbush	2,500	2,500	0	0
Cong Bnei Ahron	2,500	2,500	0	0
Beer Mordechai School	2,500	2,500	0	0
Successfulhosting.com	2,500	2,500	0	0
Samuel Zegari	30,000	30,000

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1) Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period. Based on 6,339,980 shares of common stock issued and outstanding as of December 5, 2006.

(2) The members and managers of Allese Capital LLC are Marcello Trebitsch, our Chief Executive Officer, Chief Financial Officer, Secretary, and Director, and his wife, Michelle Trebitsch.

(3) Marcello Trebitsch is our Chief Executive Officer, Chief Financial Officer, Secretary, and Director.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount
Accounting fees and expenses	$7,500
SEC registration fee	$4.49
Legal fees and other expenses	$15,000
Total	$22,504.49

*Estimated Expenses.

PLAN OF DISTRIBUTION

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. The selling security holders will be offering our shares of common stock at a price of $0.10 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices.

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. Moreover, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of December 5, 2006, there were 6,339,980 common shares issued and outstanding, which were held by forty-six stockholders of record.

Transfer Agent

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we retain such transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

Description of Securities

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 700,000,000 shares of common stock, par value $0.001, of which 6,339,980 shares are issued and outstanding as of December 5, 2006. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Certificate of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, none of which is issued and outstanding. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 20,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Morgenstern and Co. CPA an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

FINANCIAL STATEMENTS
OFFLINE CONSULTING, INC.
FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

MORGENSTERN, SVOBODA & BAER, CPA’s, P.C.

CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MORGENCPA@CS.COM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Offline Consulting, Inc.

We have audited the accompanying balance sheet of Offline Consulting, Inc (“Company”) as of September 30, 2006 and the related statements of income, comprehensive losses, statement of stockholders' equity, and cash flows for the period April 11, 2006 (inception) to September 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Offline Consulting, Inc as of September 30, 2006 and the results of their operations and their cash flows for the period April 11, 2006 (inception) to September 30, 2006, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the company has no established source of revenue and no operations. This raises substantial doubt about the company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

/s/ Morgenstern, Svoboda & Baer, CPAs, PC
Morgenstern, Svoboda & Baer, CPAs, PC
Certified Public Accountants

New York, NY
November 24, 2006

OFFLINE CONSULTING, INC.
BALANCE SHEET
SEPTEMBER 30, 2006

ASSETS
Current Assets
Cash and cash equivalents	$12,166
Total Current Assets

Subscriptions receivable	9,150
Intangible assets (net of amortization of $1,354)	11,561

Total Assets	$32,877

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	37,848

Total Current Liabilities	$37,848

Stockholders' Equity

Common stock, $.0001 par value, 700,000,000
shares authorized, 6,339,980 issued and outstanding	634
Preferred stock, 20,000,000 shares authorized	-
Additional paid in capital	33,964
Retained earnings	(39,569)
Total Stockholders' Equity	(4,971)
Total Liabilities and Stockholders' Equity	$32,877

The accompanying notes are an integral part of these consolidated financial statements.

OFFLINE CONSULTING, INC.
STATEMENT OF INCOME
FROM INCEPTION ON APRIL 11, 2006 TO SEPTEMBER 30, 2006

Sales, net	$-

Selling,
General and administrative expenses	39,573
Income (Loss) from operations	(39,573)

Other Income (Expense)
Interest income	4

Total Other Income (Expense)	4
Income (Loss) before income taxes	(39,569)

Provision for income taxes	-
Net income	$(39,569)
The accompanying notes are an integral part of these consolidated financial statements.

OFFLINE CONSULTING, INC.
STATEMENT OF CASH FLOWS
FROM INCEPTION ON APRIL 11, 2006 TO SEPTEMBER 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(39,569)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,354
(Increase) / decrease in assets:
Organization Expenses	(7,915)
Increase / (decrease) in current liabilities:
Accounts payable and accrued expenses	37,848
Subscriptions receivables	(9,150)
Net cash provided by operating activities	(17,432)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of website	(5,000)
Net cash provided by Investing activities	(5,000)
CASH FLOWS FROM FINANCING ACTIVITIES
Paid in capital received	34,598
Net cash provided by Financing activities	34,598

Net change in cash and cash equivalents	12,166
Cash and cash equivalents, beginning balance	-
Cash and cash equivalents, ending balance	$12,166
SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:	-
Interest payments	-
The accompanying notes are an integral part of these consolidated financial statements.

OFFLINE CONSULTING, INC.
STATEMENT OF STOCKHOLDERS' EQUITY
FROM INCEPTION ON APRIL 11, 2006 TO SEPTEMBER 30, 2006

			Additional	Other	Retained Earnings	Total
	Common Stock		Paid-In	Comprehensive	(Accumulated	Stockholders'
	Shares	Amount	Capital	Income	Deficit)	Equity/Deficit
Balance April 11, 2006	-	-	-			-
Income for the period ended September 30,2006	6,399,980	634	33,964		(39,569)	(4,971)
Balance September 30, 2006	6,399,980	634	33,964		(39,569)	(4,971)

The accompanying notes are an integral part of these consolidated financial statements.

OFFLINE CONSULTING, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

Note 1 - ORGANIZATION

Offline Consulting, Inc. was incorporated on April 11, 2006 under the laws of the State of Delaware.

The Company is now engaged in Internet consulting business.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principle generally accepted in the United States of America.

Going Concern

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of September 30, 2006, the company has not recognized revenue to date and has accumulated operating losses of approximately $39,569 since inception. The company’s ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. While the company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history and the volatility of public markets.

OFFLINE CONSULTING, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Long-Lived Assets

Since inception, the Company adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets¨ (SFAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,¨ and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations for a Disposal of a Segment of a Business.¨ The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of September 30, 2006 there were no significant impairments of its long-lived assets.

OFFLINE CONSULTING, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition

The Company’s revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Revenue is recognized at the date the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Advertising

Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

Income Taxes

The Company utilizes SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Intangibles

Intangible assets are amortized using the straight-line method over their estimated period of benefit. Evaluation of the recoverability of intangible assets is made annually to take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of our intangible assets are subject to amortization. No impairments of intangible assets have been identified during any of the periods presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

OFFLINE CONSULTING, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first fiscal year in 2006.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In June 2005, the EITF reached consensus on Issue No. 05-6, determining the Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

In June 2005, the FASB Staff issued FASB Staff Position 150-5 (FSP 150-5), Issuers Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares that are Redeemable.¨ FSP 150-5 addresses whether freestanding warrants and other similar instruments on shares that are redeemable, either put table or mandatory redeemable, would be subject to the requirements of FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,¨ regardless of the timing or the redemption feature or the redemption price. The FSP is effective after June 30, 2005.

OFFLINE CONSULTING, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2006

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In February 2006, FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments. SFAS No. 155 amends SFAS No 133, Accounting for Derivative Instruments and Hedging Activities, and SFAF No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 155, permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.

The Company believes that the adoption of these standards will have no material impact on its financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Morgenstern & Co. CPA is our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Delaware General Corporations Law and our bylaws.

Under the Delaware General Corporations Law, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Certificate of Incorporation. Our Certificate of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Delaware law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange
Commission registration fee	$4.49
Legal fees and miscellaneous expenses (1)	$15,000
Accounting fees and expenses (1)	$7,500
Total (1)	$22,504.49
(1) Estimated.

RECENT SALES OF UNREGISTERED SECURITIES

On April 11, 2006, we issued 6,000,000 shares of our common stock to Allese Capital LLC in consideration for the payment of an aggregate of $600. The members and managers of Allese Capital LLC are Marcello Trebitsch, our Chief Executive Officer, Chief Financial Officer, Secretary, and Director, and his wife, Michelle Trebitsch. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated by the Securities and Exchange Commission.

In August through September, 2006, we issued 22,500 shares of common stock to nine investors in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S. The aggregate consideration paid for such shares was $2,250. All investors in such private placement were non-US persons (as defined under SEC Regulations). The Company provided all investors in the 2006 private placement with a subscription agreement.

In August through September, 2006, we issued 317,480 shares of common stock to thirty six investors in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D. The aggregate consideration paid for such shares was $31,748. The Company conducted the private placement without any general solicitation or advertisement and a restriction on resale. The Company provided all investors in the 2006 private placement with a subscription agreement.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Certificate of Incorporation of Registrant*
3.2	By-Laws of Registrant*
4.1	Specimen Common Stock certificate*

5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered*
10.1	Business Strategic Agreement, dated May 30, 2006, between the Company and SuccessfulHosting.com*
10.2	Form of Regulation S Subscription Agreement *
10.3	Form of Regulation D Subscription Agreement *
23.1	Consent of Morgenstern & Co. CPA*
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)

* Filed herewith

UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

    (i)  Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)  Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

    (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valley Stream, State of New York, on December 6, 2006.

OFFLINE CONSULTING, INC.

By: Name:	/s/ Marcello Trebitsch Marcello Trebitsch
Title:	President and Chief Executive Officer (Principal Executive, Financial, and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	/s/ Marcello Trebitsch
Name:	Marcello Trebitsch
Title:	President and Chief Executive Officer (Principal Executive, Financial, and Accounting Officer)
Date:	December 6, 2006